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                                                                    Exhibit 3.01


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      Of

                                 DSL.net, Inc.

                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

          DSL.net, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST:   That the name of this corporation is DSL.net, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on March 3, 1998 under the name DSL.net, Inc.

          SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which proposed amendment and restatement is as follows:

                                   ARTICLE I

          The name of this corporation is DSL.net, Inc.

                                  ARTICLE II

          The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                  ARTICLE IV

          A.   Classes of Stock.  This corporation is authorized to issue two
               ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 218,962,500 shares, of which 200,000,000 shares shall be Common Stock with a par value of $.0005 per share and 18,962,500 shares shall be Preferred Stock with a par value of $.001 per share.


          B.   Rights, Preferences and Restrictions of Preferred Stock.  Of the
               -------------------------------------------------------
Preferred Stock authorized by this certificate of incorporation, 3,862,500 shares shall be designated as Series A Preferred Stock ("Series A Preferred Stock"), 6,500,000 shares shall be designated as Series B Preferred Stock ("Series B Preferred Stock"), 3,500,000 shares shall be designated as Series C Preferred Stock ("Series C Preferred Stock"), 3,000,000 shares shall be designated as Series D Preferred Stock ("Series D Preferred Stock") and 2,100,000 shares shall be designated as Series E Preferred Stock ("Series E Preferred Stock"). The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as set forth below in this Article IV(B).

               1.   Dividend Provisions. The holders of shares of Preferred
                    -------------------
Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of (i) $.08 per share per annum for the Series A Preferred Stock, (ii) $.0430768 per share per annum for the Series B Preferred Stock, (iii) $.2872 per share per annum for the Series C Preferred Stock, (iv) $.8368 per share for the Series D Preferred Stock and (v) $1.576 per share per annum for the Series E Preferred Stock (in each case as adjusted for any stock splits, stock dividends, recapitalizations or the like after the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock may waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Preferred Stock (voting together as a class, as provided in Section 4(a)) then outstanding.

               2.   Liquidation Preference.
                    ----------------------

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the sum of $1.00 for each outstanding share of Series A

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Preferred Stock (the "Original Series A Issue Price"), (ii) the sum of $.53846
for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), (iii) the sum of $3.59 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), (iv) the sum of $10.46 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (v) the sum of $19.70 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price"), plus declared but unpaid dividends on such shares (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like, after the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the amount of such preferential amounts due on the shares of Preferred Stock owned by each such holder.

          (b) Upon completion of the distribution required by subsection (a) of this Section 2, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock, even if not currently convertible).

          (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) if, following such transaction, the holders of the outstanding voting power of the corporation prior to the transaction cease to hold, directly or indirectly, a majority of the outstanding voting power of the surviving entity; or (B) a sale of all or substantially all of the assets of this corporation unless in either case the holders of Preferred Stock representing a majority of the voting power of the Preferred Stock (voting together as a class, as provided in Section 4(a)) elect to the contrary by giving written notice thereof to the corporation at least three days before the effective date of such event. If such notice is given, the provisions of Section 3(g) below shall apply.

               (ii) In any of such events, if the consideration received by this corporation or its stockholders is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

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                         (1)  If traded on a securities exchange or through the
          Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                         (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three
          (3) days prior to the closing; and

                         (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                     (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                     (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                     (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

               (iv) This corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written

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     consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               3.   Conversion. The holders of the Preferred Stock shall have
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     conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.
                    ----------------

                    (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient (rounded up to the nearest one-thousandth) as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The current Conversion Price per share for shares of Series A Preferred Stock shall be $.3750937734; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                    (ii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient (rounded up to the nearest one-thousandth) as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The current Conversion Price per share for the Series B Preferred Stock shall be $.2019729932; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                    (iii) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient (rounded up to the nearest one-thousandth) as is determined by dividing the Original Series C Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The current Conversion Price per share for shares of Series C Preferred Stock shall be $1.3465866467; provided, however, that the Conversion Price for the Series C Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

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                    (iv) Each share of Series D Preferred Stock shall be
     convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient (rounded up to the nearest one-thousandth) as is determined by dividing the Original Series D Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The current Conversion Price per share for shares of Series D Preferred Stock shall be $3.9234808702; provided, however, that the Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                    (v) Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient (rounded up to the nearest one-thousandth) as is determined by dividing the Original Series E Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The current Conversion Price per share for shares of Series D Preferred Stock shall be $7.3893473368; provided, however, that the Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

               (b)  Automatic Conversion.  Each share of Preferred Stock shall
                    --------------------
     automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations and the like after the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware), resulting in aggregate net proceeds to this corporation of at least $30,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting as a class as provided in Section 4(a)).

               (c)  Mechanics of Conversion. Before any holder of Preferred
                    -----------------------
     Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This

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     corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock for Certain
                    -----------------------------------------------------------
     Dilutive Issuances, Splits and Combinations. The Conversion Price of the
     -------------------------------------------
     Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock and the Conversion Price of the Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If this corporation shall issue, after July 21, 1999 (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of such series of Preferred Stock outstanding immediately prior to such issuance plus the number of shares of capital stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of such series of Preferred Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                         (B) No adjustment of the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not

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     required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors for this purpose, irrespective of any accounting treatment.

                         (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

                              (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed

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          to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and
          (d)(i)(D)).

                              (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this corporation after the Purchase Date, other than:

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                          (A) Common Stock issued (or Common Stock issuable
     pursuant to Common Stock Equivalents, as defined in subsection 3(d)(iii) hereof, issued) pursuant to a transaction described in subsection 3(d)(iii) hereof; or

                          (B) Up to 12,364,200 shares (subject to adjustment for any stock splits, stock dividends, recapitalizations and the like after the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware) of Common Stock (or options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities) issuable, or issued to employees, consultants or directors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan, restricted stock plan or other stock-based employee compensation plan approved by the Board of Directors of this corporation, provided, however, that such issuance has been approved by the Compensation Committee of the corporation's board of directors;

                          (C) Warrants to purchase the Common Stock of this corporation issued to banks, equipment lessors or similar financial institutions, in connection with bank financing, equipment leases and other comparable transactions approved by the Board of Directors; or

                          (D) The issuance of up to 6,500,000 shares of Series B Preferred Stock in exchange for shares of Series A Preferred Stock and warrants to purchase the capital stock of this corporation.

                          (E) The issuance of up to 3,500,000 shares of Series C Preferred Stock, 3,000,000 shares of Series D Preferred Stock and 2,100,000 shares of Series E Preferred Stock.

                          (F) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock.

                          (G) Common Stock issued or issuable as a result of adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock made pursuant to this Section 3.

                    (iii) In the event this corporation shall at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly,

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     additional shares of Common Stock (hereinafter referred to as "Common Stock
     Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents
     (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock
     Equivalents (with the number of shares issuable with respect to Common
     Stock Equivalents determined in the manner provided for deemed issuances in subsection 3(d)(i)(E)).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e)  Other Distributions. In the event this corporation shall
                    -------------------
     declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution or the date of such distribution if no record date is fixed.

               (f)  Recapitalizations. If at any time or from time to time there
                    -----------------
     shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
     Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred

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     Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g)  Adjustment for Merger or Reorganization.  In case of any
                    ---------------------------------------
     consolidation or merger of the corporation with or into another corporation or the sale of all or substantially all of the assets of the corporation to another corporation (other than a consolidation, merger, or sale that is treated as a liquidation under Section 2 (c) above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or conveyance.

               (h)  No Impairment. This corporation will not, by amendment of
                    -------------
     its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (i)  No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share, determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price for each series of Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

          (j)  Notices of Record Date.  In the event of any taking by this
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (k)  Reservation of Stock Issuable Upon Conversion.  This corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this its certificate of incorporation.

          (l)  Notices. Any notice required by the provisions of this Section 3
               -------
to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          4.   Voting Rights.
               -------------

          (a)  General Voting Rights.  The holder of each share of Series A
               ---------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock could then be converted, and with respect to such vote, such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, other than the election of directors, which shall be conducted in accordance with
Section 4 of Article IV(B) hereof.

          (b)  Voting for the Election of Directors.  As long as at least an
               ------------------------------------
aggregate of 3,362,500 shares of Series A Preferred Stock and Series B Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and Series B Preferred Stock (voting as a class, as provided in Section 4(a)) shall be entitled to elect two (2) directors of this corporation. As long as at least a majority of the shares of Series C Preferred Stock originally issued remain outstanding, the holders of shares of Series C Preferred Stock shall be entitled to elect one (1) director of this corporation. The holders of shares of the corporation's Common Stock shall be entitled to elect two (2) directors of this corporation. The holders of shares of the corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting as a class, as provided in Section 4(a)) shall be entitled to elect two (2) directors of this corporation.

          In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 4(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the voting power of the shares of the classes or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of the classes or series of stock represented at the meeting or pursuant to unanimous written consent.

          5.   Protective Provisions. Subject to the rights of series of
               ---------------------
Preferred Stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, this corporation shall not, nor shall it allow any of its subsidiaries, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting as a class as provided in Section 4(a)):

          (a) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation or any subsidiary is disposed of;

          (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock so as to affect adversely the shares;

          (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

          (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to dividends, liquidation, redemption or voting;

          (e) pay or declare any dividend or distribution on any shares of Common Stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

          (f) amend this corporation's certificate of incorporation or by-laws in a manner which adversely affects the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or which alters the indemnification provisions set forth in Article XI hereof or Article 8 of the by-laws;

          (g)  voluntarily liquidate, dissolve or wind up; or

          (h) increase the authorized number of directors of this corporation to more than seven.

     The foregoing notwithstanding, the approval of holders of a particular series of Preferred Stock shall not be required if the action is one referred to in clause (b), (c), (d) or (f) above and does not affect such series.

          6.   Status of Converted Stock.  In the event any shares of Preferred
               -------------------------
Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation.

     C.   Common Stock.  The rights, preferences, privileges and restrictions
          ------------
granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights. Upon the liquidation, dissolution or winding
               ------------------
up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.
               -------------

          (a) Except as to the election of directors, which shall be as provided for in Section 4(b) of Article IV(B), and Section 5 of Article IV(B), the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote upon all matters voted on by stockholders of this corporation.

          (b) Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock with each such share being entitled to such number of votes per share as is provided in this Article IV, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.

          5.   Residual Rights.  All rights accruing to the outstanding shares
               ---------------
of capital stock of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                   ARTICLE V

          Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the by-laws of this corporation.

                                  ARTICLE VI

          A.   Number of Directors. Subject to the provisions of Article IV
               --------------------
hereof, the number of directors of this corporation shall be fixed from time to time by, or in the manner provided in, a by-law or amendment thereof duly adopted by the Board of Directors or by the stockholders.

          B.   Classified Board of Directors. This Part B of Article VI shall be
               -----------------------------
effective commencing with the election of directors to be held at the first annual meeting of stockholders of this corporation after the automatic conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to Section 3(b) of Article IV(B) of this corporation's certificate of incorporation (the time at which such automatic conversion occurs shall be referred to as the "Automatic Conversion Time").

               1.   Classes and Size. The Board of Directors shall be divided
                    ----------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

               2.   Terms of Office. Each director shall serve for a term ending
                    ---------------
on the date of the third annual meeting following the annual meeting of stockholders at which such director was elected; provided, however, that each
                                                 --------  -------
initial director in Class I shall serve for a term ending on the date of the second annual meeting of stockholders held after the Automatic Conversion Time; each initial director in Class II shall serve for a term ending on the date of the third annual meeting of stockholders held after the Automatic Conversion Time; and each initial director in Class III shall serve for a term ending on the date of the fourth annual meeting of stockholders held after the Automatic Conversion Time.

               3.   Allocation of Directors Among Classes in the Event of
                    -----------------------------------------------------
Increases or Decreases in the Number of Directors. In the event of any increase
-------------------------------------------------
or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, even if less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.

          C.   Election of Directors. Elections of directors need not be by
               ---------------------
written ballot except as and to the extent provided in the by-laws of the corporation.

          D.   Removal of Directors.
               --------------------

               1. During the period between the Automatic Conversion Time and the date of the first annual meeting of stockholders of this corporation following the Automatic Conversion Time, any one or more or all of the directors may be removed (i) without cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) with cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least a majority of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

               2. From and after the date of the first annual meeting of stockholders of this corporation following the Automatic Conversion Time, any one or more or all of the directors may be removed, only for cause, by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

          E.   Tenure. Notwithstanding any provisions to the contrary contained
               ------
in this corporation's certificate of incorporation, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

          F.   Vacancies. Any vacancy in the Board of Directors, however
               ---------
occurring (including a vacancy resulting from an enlargement of the Board of Directors), may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.

          G.   Quorum.  A majority of the total number of the whole Board of
               ------
Directors shall constitute a quorum at all meetings of the Board of Directors. If one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3)
              --------  -------
of the total number of the whole Board of Directors fixed in accordance with this Article VI constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

          H.   Action at Meeting. At any meeting of the Board of Directors at
               -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the corporation's certificate of incorporation or by-laws.

          I.   Stockholder Nominations and Introduction of Business, Etc.
               ---------------------------------------------------------
Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the corporation.

          J.   Rights of Preferred Stock.  The provisions of this Article VI are
               -------------------------
subject to the rights of the holders of any class or series of Preferred Stock from time to time outstanding.

                                  ARTICLE VII

          At any time prior to the Automatic Conversion Time, any action which is required to be taken at any annual or special meeting of stockholders of this corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting in accordance with section 228 of the General Corporation Law of the State of Delaware. From and after the Automatic Conversion Time, stockholders of this corporation may not take any action by written consent in lieu of a meeting.

                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of this corporation.

                                  ARTICLE IX

          A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be, and hereby is, eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

          Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this certificate of incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

          The Board of Directors of this corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of this corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

               (A) the interests of this corporation's stockholders, including the possibility that these interests might be best served by the continued independence of this corporation;

               (B) whether the proposed transaction might violate federal or state laws;

               (C) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this corporation, but also to the market price for the capital stock of this corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and this corporation's financial condition and future prospects; and

               (D) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with this corporation, upon the communities in which this corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

                                  ARTICLE XI

          This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. From and after the Automatic Conversion Time, in addition to the vote of any class or series of stock of this corporation required by law, this certificate of incorporation or a certificate of designation with respect to a class or series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in
Article IV or (ii) amend or repeal, or adopt any provision inconsistent with, Articles III, V, VI, VII, IX, X, XII and XIII or this sentence.

                                  ARTICLE XII

          This corporation is (i) required to provide indemnification of, and advancement of expenses to, its directors and officers to the fullest extent permitted by the General Corporation Law and other applicable laws, and (ii) permitted to provide indemnification of, and advancement of expenses to, its directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject, in each case, only to limits created by applicable law (statutory or non-statutory).

          Any amendment, repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director, officer, employee, agent, or other person existing at the time of, or increase the liability of any director, officer, employee or agent of this corporation or other person with respect to any acts or omissions of such director, officer, employee, agent or other person occurring prior to, such amendment, repeal or modification.

                                 ARTICLE XIII

          This corporation is to have perpetual existence.

                                  ARTICLE XIV

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
(S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
(S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   *   *   *

          THIRD:    The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.

          FOURTH:   That said amendment and restatement was duly adopted in
accordance with the provisions of Section 242 and 245 of the General Corporation Law.

       IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this ____ day of September, 1999.



                                        _______________________________________
                                        Stephen Zamansky, Secretary